Calculation of Filing Fee Tables
N-14
Opportunistic Credit Interval Fund
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common shares of beneficial interest, no par value per share	Other			$ 138,242,977.50	0.0001381	$ 19,091.36
Fees Previously Paid
			Total Offering Amounts:				$ 138,242,977.50		$ 19,091.36
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 19,091.36
Offering Note
[1]	Estimated pursuant to Rule 457(f) under the Securities Act of 1933 solely for the purpose of determining the registration fee. The maximum aggregate offering price is based on 11,866,350 shares of the Acquiring Fund estimated to be issued in connection with the Reorganization (representing the pro forma Combined Fund shares outstanding of 23,996,559 minus Acquiring Fund's shares outstanding of 12,130,209, in each case as of May 22, 2026) multiplied by $11.45, the net asset value per share of the Acquiring Fund as of May 22, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date